UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                                     March 8, 2006

21st Century Insurance Group

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6964	95-1935264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

6301 Owensmouth Avenue
Woodland Hills, California		91367
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                                         (818) 704-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Lawrence P. Bascom, Senior Vice-President and Chief Financial Officer of 21st Century Insurance Group and its subsidiaries (the “Company”), has been given notice of termination of his employment, effective April 7, 2006.  The notice was given pursuant to the terms of Mr. Bascom’s Retention Agreement (the “Retention Agreement”) with the Company dated November 29, 2004 (filed as Exhibit 10(t) to the Company’s annual report on Form 10-K for the year ended December 31, 2004), as amended on February 24, 2006 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed on February 28, 2006).  The notice cited differences between Mr. Bascom’s management style and the management style of the Company as the reason for termination.  The Company intends to honor all of its obligations to Mr. Bascom under the Retention Agreement, as amended.  The press release of the Company dated March 13, 2006 in respect of the termination of Mr. Bascom’s employment is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits:

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated March 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: March 13, 2006	By:	/s/ Michael J. Cassanego
Name: Michael J. Cassanego
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated March 13, 2006.